UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Aon plc (Exact Name of Registrant as Specified in Its Charter)	Aon Global Limited (Exact Name of Registrant as Specified in Its Charter)

Ireland (Jurisdiction of Incorporation or Organization)	England and Wales (Jurisdiction of Incorporation or Organization)

98-1539969 (I.R.S. Employer Identification no.)	98-1030901 (I.R.S. Employer Identification no.)

Metropolitan Building James Joyce Street Dublin 1, Ireland D01 K0Y8 (Address of Principal Executive Offices)	The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England, EC3V 4AN (Address of Principal Executive Offices)

Aon Corporation (Exact Name of Registrant as Specified in Its Charter)	Aon Global Holdings plc (Exact Name of Registrant as Specified in Its Charter)

Delaware (Jurisdiction of Incorporation or Organization)	England and Wales (Jurisdiction of Incorporation or Organization)

36-3051915 (I.R.S. Employer Identification no.)	98-1199820 (I.R.S. Employer Identification no.)

200 East Randolph Street Chicago, Illinois 60601 United States of America (Address of Principal Executive Offices)	The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England, EC3V 4AN (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.350% Senior Notes due 2033	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-238189

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Aon Corporation (“Aon Corp.”) and Aon Global Holdings plc (formerly known as Aon Global Holdings Limited) (“AGH” and, together with Aon Corp., the “Issuers”) register hereunder their 5.350% Senior Notes due 2033 and the guarantees thereof (the “Guarantees” and, together with the Notes, the “Securities”) by each of Aon plc and Aon Global Limited (formerly known as Aon plc) (“AGL”). The information required by this item in respect of the Securities is incorporated herein by reference to the information set forth under the caption “Description of the Securities” in the Issuers’ Prospectus Supplement, dated February 23, 2023, and under the caption “Description of Debt Securities and Guarantees” in the accompanying Prospectus, dated May 12, 2020, filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2023 and May 12, 2020, respectively.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Indenture, dated April 1, 2020, among Aon Corp., Aon plc, AGL, AGH and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (amending and restating the Indenture, dated December 3, 2018, among Aon Corp., AGL and the Trustee) (incorporated by reference to Exhibit 4.6 to Aon plc’s Current Report on Form 8-K filed with the Commission on April 1, 2020)

4.2	Fifth Indenture Supplement, dated as of February 28, 2023, among Aon Corp., Aon plc, AGL, AGH and the Trustee (incorporated by reference to Exhibit 4.2 to Aon plc’s Current Report on Form 8-K filed with the Commission on February 28, 2023)

4.3	Form of 5.350% Senior Note due 2033 (included in Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: February 28, 2023
AON PLC
(Registrant)

	By:	/s/ Paul Hagy
		Name:	Paul Hagy
		Title:	Treasurer

AON GLOBAL LIMITED
(Registrant)

	By:	/s/ Alistair Boyd
		Name:	Alistair Boyd
		Title:	Director

AON CORPORATION
(Registrant)

	By:	/s/ Julie Cho
		Name:	Julie Cho
		Title:	Vice President & Secretary

AON GLOBAL HOLDINGS PLC
(Registrant)

	By:	/s/ Gardner Mugashu
		Name:	Gardner Mugashu
		Title:	Director